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                                                                     EXHIBIT 5.1
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               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]


                               December 23, 1997


Somnus Medical Technologies, Inc.
285 N. Wolfe Road
Sunnyvale, CA 94086

     RE:   REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on December 24, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,268,481 shares of your Common Stock, par value $0.001 per share (the "Shares"), (i) 2,436,974 shares of which are subject to currently outstanding options under the Amended and Restated 1996 Stock Plan, (ii) 781,507 shares of which are to be issued pursuant to options under the Amended and Restated 1996 Stock Plan, (iii) 350,000 shares of which are to be issued pursuant to options under the 1997 Director Option Plan and
(iv) 50,000 shares of which are to be issued pursuant to the 1997 Employee Stock Purchase Plan (collectively, the "Plans"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI


                              /s/ Wilson Sonsini Goodrich & Rosati